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                                                              Exhibit 10(lxxxvi)





                                AMENDMENT NO. 1
                                     TO THE
                         HYSTER-YALE CASH BALANCE PLAN

          Hyster Company (the "Company") hereby adopts this Amendment No. 1 to the Hyster-Yale Cash Balance Plan which consists of the following three separate pension plans: (1) the Hyster-Yale Cash Balance Plan for Berea Shop Employees, (2) the Hyster-Yale Cash Balance Plan for Sulligent Shop Employees, and (3) the Hyster-Yale Cash Balance Plan for Salaried Employees (collectively, the "Plan"). The provisions of this Amendment shall be effective as of April 1, 1992. Words and phrases used herein with initial capital letters which are defined in the Plan shall be used herein as so defined.

                                   SECTION 1

          Section 2.02(b) (1) of the Plan is hereby amended by deleting the term "Covered Employee" in the second line thereof and replacing it with the term "Employee".

                                   SECTION 2

          The first sentence of Section 5.02 of the Plan is hereby amended in its entirety to read as follows:

    "For each Plan Year commencing on or after January 1, 1992, an Annual Cash Balance Credit shall be added to the Cash Balance Account of each Active Participant who completes an Hour of Service as a Covered Employee during such Plan Year."
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                                   SECTION 3

          The third sentence of Section 6.05(b) of the Plan is hereby deleted in its entirety and replaced with the following sentence:

          "The Disability Retirement Pension which commences prior to a Participant's Normal Retirement Date shall be payable as follows:

                (1) in the case of a Participant who is eligible
                    for benefits under a long-term disability program sponsored by an Employer, the Disability Retirement Pension shall be payable, except as otherwise provided in the Plan, for the Participant's lifetime, in a reduced monthly amount equal to the greater of (i) or (ii), where
                    (i) equals the Actuarial Equivalent of his Accrued Benefit as of his Pension Commencement Date, and (ii) equals the sum of (A) his Immediate Cash Balance Annuity, based on the Participant's Cash Balance Account as of his Pension Commencement Date, plus (B) the Actuarial Equivalent of his Indexed Prior Plan Benefit; and

                (2) in the case of a Participant who is not eligible for
                    benefits under a long-term disability program sponsored by an Employer, the Disability Retirement Pension shall be payable, except as otherwise provided in the Plan, for the Participant's lifetime, in a monthly amount equal to the greater of (i) or (ii), where (i) equals the Actuarial Equivalent of his Accrued Benefit as of his Pension Commencement Date, and (ii) equals the sum of (A) his Immediate Cash Balance Annuity, based on the Participant's Cash Balance Account as of his Pension Commencement Date, plus (B) his Indexed Prior Plan Benefit."

                                   SECTION 4

          Section 6.08(a) (5) of the Plan is hereby amended by adding the following sentence to the end thereof:
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"Notwithstanding the foregoing, a Participant who is eligible for a Disability
Retirement Pension under Section 6.05(b) (2) of the Plan may not receive that portion of his Disability Retirement Pension which is based on his Indexed Prior Plan Benefit in the form of a lump sum distribution."



Executed this 27th day of May, 1993.



                    HYSTER COMPANY




                    By: /s/ Bergen I. Bull
                       ----------------------------
                              VICE PRESIDENT-
                         CORPORATE ADMINISTRATION
                       GENERAL COUNSEL & SECRETARY